Exhibit 99.2

GLOBAL CORPORATE SERVICES OUTLOOK Bill Concannon Chief Executive Officer, Global Corporate Services

As of December 31, 2013; includes affiliates but excludes Norland FM SF under management. Ranked #3 outsourcing company (all industries) and #1 Real Estate Outsourcing brand for five consecutive years by International Association of Outsourcing Professionals (IAOP). Global Corporate Services (GCS) revenue includes associated sales and leasing  revenue, most of which is contractual.   GLOBAL CORPORATE SERVICES OVERVIEW Facilities Management – 1.0 billion square feet globally1 Project Management Transaction and Portfolio Services Strategic Consulting ($ in millions) Historical Fee Revenue3 YTD Q3 New:   70 Expansion:  50  Renewal:  47 167 Core Services Core Services YTD Q3 2014 Total Contracts  #1 Real Estate Outsourcing  Partner2 Representative Clients

KEY CLIENT TRENDS CONTINUE TO FUEL INDUSTRY GROWTH Regions Latin America EMEA APAC Verticals Healthcare Data Centers Time to Focus on Strategic Functions Flexibility and Speed  Governance and Compliance to Meet Industry Regulations Cost Reductions to Drive Bottom Line Impact Client Needs / Trends Increased Adoption Expertise to Assist with Complex Workplace Topics Enhanced Data Analytics to Drive Better Decision Making

GCS IS EXECUTING A DEFINED AND FOCUSED GROWTH STRATEGY $60B Potential Market and Growing

NUMEROUS STRENGTHS PROVIDE FOUNDATION TO SOLIDIFY OUR MARKET LEADERSHIP POSITION Pricing Discipline and Robust Sales Process / Pipeline 3 A Deep Platform of Global Experts 5 Ability to Acquire and Integrate Companies High Client Satisfaction and Retention Rates Focus on Driving  Client Outcomes and Performance 1 2 4

2014 INTERNATIONAL WIN CBRE’s Role CBRE Investment Properties brokered sale to Citigroup CBRE Project Management to oversee fit-out of Citigroup headquarters                (512,000  square feet)   Key Facts  Long-standing GCS client  Largest office sales transaction in Hong Kong (HK$5.4 billion)  Citigroup will consolidate up to 5,000 employees in Kowloon (Hong Kong) HONG KONG

2014 AMERICAS WIN + EXPANSION CBRE’s Role 10.8 million square foot Facilities Management contract signed in Q1 2014 Project Management expansion for selected sites in Q2 2014 Transaction Management for headquarters site (227,000 square feet, pictured below)   Key Facts  Operates 16 acute care hospitals in the US and Mexico  Largest Healthcare contract win in 2014  Long-term client with major win and expansion in 2014 U.S.